UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 15, 2008

COACHMEN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation or organization)	1-7160 (Commission File Number)	35-1101097 (I.R.S. Employer Identification No.)

423 North Main Street, Middlebury, Indiana (Address of Principal Executive Offices)		46540 (Zip Code)

(574) 825-5821
(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  REGULATION FD DISCLOSURE

In response to an inquiry by a member of the media relating to the current state of the housing and recreational vehicle markets, Coachmen Industries’ President and CEO Richard M. Lavers reaffirmed the Company’s position, as previously stated in its public filings, with regard to its balance sheet liquidity as well as management’s belief that the Company’s $55 million secured credit agreement with Bank of America and  its ability to borrow based on the cash surrender value of Company-owned life insurance policies provided adequate sources of liquidity for the Company’s current and foreseeable operations.  He also indicated that the Company was not actively engaged in pursuing additional debt or equity financing with the exception of potential mortgage financing for a possible non-material real estate purchase discussed over the last several weeks.  Mr. Lavers further indicated that the Company has been approached by more than one party regarding potential capital investment in the Company, but that management had declined to pursue such opportunities.  Finally, Mr. Lavers stated that the Company’s first quarter earnings conference call was scheduled within the next two weeks, and that more up to date information regarding the Company’s operating results would be provided the media and the public at that time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date: April 15, 2008

By:    /s/Jeffery A. Tryka

             Jeffery A. Tryka, Secretary